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Exhibit 23.2

CONSENT OF ERNST & YOUNG INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Incentive and Nonqualified Stock Option Plan of Implant Sciences Corporation and to the incorporation by reference therein of our report dated August 23, 2002 (except for Note 13, as to which the date is October 7, 2002), with respect to the financial statements and schedules of Implant Sciences Corporation included in its Annual Report (Form 10-KSB/A Amendment No. 1) for the year ended June 30, 2003, filed with the Securities and Exchange Commission.

                                                                                        /s/ Ernst & Young LLP

Boston, Massachusetts
December 11, 2003

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CONSENT OF ERNST & YOUNG INDEPENDENT AUDITORS